UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2024

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE	19807
(Address of principal executive offices)	(Zip Code)

(1) 302-803-6849

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2024, TLGY Acquisition Corporation (the “Company”) issued an unsecured promissory note to each of CPC Sponsor Opportunities I, LP and CPC Sponsor Opportunities I (Parallel), LP (each a “Lender”), pursuant to which the Company may borrow up to an aggregate principal amount of $545,000 and $455,000, respectively (the “Notes,” and each a “Note”). Both Notes are non-interest bearing and payable on the earlier of (i) fifteen (15) months from the closing of the Company’s initial public offering (the “IPO”) (or such later date as may be extended in accordance with the terms of the Company’s amended and restated memorandum and article of association), or (ii) the date on which the Company consummates an initial business combination (the “Maturity Date”). The principal balance of the Notes may be prepaid at any time by the Lenders at their election and without penalty.

At the Lender’s option, upon consummation of an initial business combination and prior to the Company’s first payment of all or any portion of the unpaid principal balance of the Note in cash, the Lender may elect to convert all (but not less than all) of the unpaid principal balance of the Note into that number of warrants to purchase Class A common stock of the Company (the “Working Capital Warrants”), equal to: (x) the unpaid principal amount of the Note being converted, divided by (y) $1.00, rounded up to the nearest whole number of warrants. The Working Capital Warrants shall be identical to the warrants issued by the Company in the private placement that occurred upon consummation of the IPO. The Working Capital Warrants and their underlying securities are entitled to customary registration rights.

Upon the occurrence of an Event of Default (defined below), the Lender may, by written notice to the Company, declare the Note to be due immediately and payable with respect to the unpaid principal amount of the Note, and all other amounts payable thereunder. An “Event of Default” means (i) failure by the Company to pay the principal amount due pursuant to the Note within five (5) business days of the Maturity Date, (ii) voluntary bankruptcy, or (iii) involuntary bankruptcy. Upon the occurrence of an Event of Default specified in clauses (ii) and (iii) above, the balance of the Note and all other sums payable with regard to the Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Lender.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Promissory Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: July 8, 2024	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer